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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 being filed by Prime Hospitality Corp. (formerly Prime Motor Inns, Inc.) of our report dated September 24, 1992 (appearing in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 of Prime Hospitality Corp.) on the consolidated financial statements of Prime Motor Inns, Inc. and Subsidiaries (Debtors-in-Possession).

                                          J. H. COHN & COMPANY

Roseland, New Jersey

March 24, 1995